UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Vincent J. Cebula resigned as a director of EXCO Resources, Inc. (the “Company”), effective as of 4:00 p.m., Central Time, on August 12, 2011. Mr. Cebula advised the Company that his recently expanded professional duties make it difficult to devote the time necessary to continue to serve on the Company’s Board and Committees. Mr. Cebula served as the Chair of the Nominating and Corporate Governance Committee, a member of the Compensation Committee as well as the Chair of the Special Committee, which was recently disbanded following the fulfillment of its responsibilities. A copy of Mr. Cebula’s resignation letter is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Vincent J. Cebula Resignation Letter dated August 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

	By:	/s/ J. Douglas Ramsey, Ph.D.
Date: August 18, 2011		Name: J. Douglas Ramsey, Ph.D.
Title: Vice President - Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Vincent J. Cebula Resignation Letter dated August 12, 2011.